MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (this “Agreement”) is made and entered into this 6th day of May, 2008, by Craig Moody, an individual having an address at 10877 Wilshire Boulevard, Suite 603, Los Angeles, California, 90024 (“Moody”) and North Coast Partners, Inc., a Delaware corporation having an address at 909 Logan Street, Suite 7J, Denver, Colorado 80203 (the “Company”).

W I T N E S S E T H:

WHEREAS, Moody was employed by the Company as its Chief Executive Officer pursuant to the terms and conditions of the Employment Agreement dated November 6, 2007 (the “Employment Agreement”);

WHEREAS, the Company and Moody have mutually consented to the resignation of Moody’s employment, without cause, and the discontinuation of Moody’s affiliation with the Company, effective immediately;

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, and for other good and valuable consideration, the undersigned, intending to be legally bound by this Agreement, agrees as follows:

1.    Payment. Simultaneous with the execution and delivery of this Agreement, Moody shall receive the amount of $17,000, representing good and valuable consideration for the execution and delivery of this Agreement and the full and complete satisfaction of any Claims (as defined below) owed or to be owed by the Company to Moody.

2.    Return of Company Materials. Moody shall return all files, documentation, and information materials on the Company to the Company simultaneous with the execution and delivery of this Agreement and not duplicate, make copies, keep or distribute any of such materials.

3.    Further Assurance. Moody shall promptly sign instruments, documentation, filings or certifications required by the Company to give full effect to the release of Moody’s position and duties as Chief Executive Officer as of the date hereof, if any is required.

4.    Release by the Company.

(a)    The Company and its directors, officers, agents, advisors, representatives, and direct and indirect affiliates and their respective successors and assigns (collectively, the “Company Parties”) hereby irrevocably, unconditionally and forever release Moody and the Moody Parties (as defined in paragraph 5 below) of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown (collectively, the “Claims”), which the Company or any of the Company Parties ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against Moody or any Moody Parties. Without limiting the foregoing, the Company expressly acknowledges that its release hereunder is intended to include in its effect, without limitation, all Claims which have arisen and of which he knows, does not know, should have known, had reason to know, suspects to exist or might exist in his favor at the time of the signing, and that this Agreement extinguishes any such Claim or Claims. This release shall be binding upon each of Company and the Company Parties and their respective partners, officers, directors, stockholders, employees, agents, advisors, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of Moody and each of the Moody Parties.

(b)    The Company and each of the Company Parties acknowledges and agrees that none of them will ever institute a Claim or sue Moody or any Moody Parties concerning any Claim covered by Section 4(a) hereof. The Company acknowledges and agrees that if it violates this Agreement by suing Moody or any Moody Party, the Company agrees that it will pay all costs and expenses of defending against the suit incurred by Moody or the Moody Party, including attorneys' fees.

5.    Release by Moody.

(a)    Moody and his agents, advisors, representatives, heirs and direct and indirect affiliates and their respective successors and assigns (collectively, “Moody Parties”) hereby irrevocably, unconditionally and forever release the Company and its employees, stockholders, officers, directors, agents, advisors, representatives and direct and indirect affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the “Company Related Persons”) of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown (collectively, the “Claims”), which Moody or Moody Parties ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against any of the Company Related Persons, including without limitation any Claims relating directly or indirectly to Moody or Moody Parties (including without limitation any severance payment pursuant to the Employment Agreement), the Employment Agreement, and the operations or business of the Company. Without limiting the foregoing, Moody expressly acknowledges that the release hereunder is intended to include in its effect, without limitation, all Claims which have arisen and of which he knows, does not know, should have known, had reason to know, suspects to exist or might exist in his favor at the time of the signing, including, without limitation, any Claims relating directly or indirectly to the Company, and that this Agreement extinguishes any such Claim or Claims. This release shall be binding upon Moody and each of the Moody Parties and shall inure to the benefit of the Company and each of the Company Related Persons.

(b)    Moody and each of the Moody Parties acknowledges and agrees that he will never institute a Claim or sue the Company, or any of the Company Related Persons, concerning any Claim covered by Section 5(a) hereof. Moody acknowledges and agrees that if he violates this Agreement by suing the Company or any of the Company Related Persons, Moody agrees that he will pay all costs and expenses of defending against the suit incurred by the Company or any of the Company Related Persons, including attorneys' fees.

6.    General Provisions.

(a)    This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Delaware, without regard to conflict of law rules applied in such State. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

(b)    Should any part, term or provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions, including the release of all Claims, shall not be affected thereby and said illegal or invalid part, term or provision shall be modified by the court so as to be legal or, if not reasonably feasible, shall be deleted. This Agreement sets forth the entire agreement concerning the subject matter herein, including, without limitation, the release of all Claims, and may not be modified except by a signed writing.

(c)    Each of the parties hereto acknowledges and agrees that (a) such party has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept the Agreement except for those set forth herein; (b) such party has been advised to consult an attorney before signing this Agreement, and that such party has had the opportunity to consult with an attorney; (c) such party does not feel that he or it is being coerced to sign this Agreement or that his or its signing would for any reason not be voluntary; and (d) such party has thoroughly reviewed and understands the effects of this Agreement before signing it.

(d)    This Agreement shall be binding upon each of parties hereto and their respective partners, officers, directors, stockholders, employees, agents, advisors representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of the other party hereto.

(e)    This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed to be an original and both of which together will constitute one and the same legal and binding instrument.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement on the day and year first written above.

/s/ Craig Moody
Craig Moody

NORTH COAST PARTNERS, INC.

By:	/s/ Robert Montesano
Name:	Robert Montesano
Title:	President